Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying amended Yearly Report on Form 10-KSB of Aspire Japan, Inc., for the year ending January 31, 2008, I, Ken Osako, Chief Executive Officer and Chief Financial Officer of Aspire Japan, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.    Such yearly Report on Form 10-KSB for the year ending January 31, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in such yearly Report on Form 10-KSB for the year ended January 31, 2008, fairly represents in all material respects, the financial condition and results of operations of Aspire Japan, Inc.

Dated: May 15, 2008

Aspire Japan, Inc.

By:	/s/ Ken Osako Chief Executive Officer Chief Financial Officer